EX-99.23.a.vi
                    AmeriPrime Advisors Trust Amendment No. 8

                       Agreement and Declaration of Trust


         1........Pursuant to Section 4.1 of the Agreement and Declaration of
Trust of AmeriPrime Advisors Trust and effective upon execution of this document, the undersigned, being a majority of the trustees of AmeriPrime Advisors Trust, hereby establish 1 new series of shares of the Trust and designate such series the "Polynous Growth Fund." (the "Series"). The relative rights and preferences of each series shall be those rights and preferences set forth in Section 4.2 of the Agreement and Declaration of Trust of AmeriPrime Advisors Trust.

         2........This document shall have the status of an Amendment to said
Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                          /s/
                          -------------------------------------------
                                    Kenneth D. Trumpfheller

                                                    /s/

                          ------------------------------------------
                                     Richard J. Wright


                                          /s/
                         --------------------------------------------
                                     Mark W. Muller


Dated: February 6, 2001

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